EXHIBIT 32

CERTIFICATION

Solely for the purpose of complying with 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Hastings Manufacturing Company (the "Company") that the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: August 19, 2003	/s/ Mark R.S. Johnson
Mark R.S. Johnson Chief Executive Officer

Dated: August 19, 2003	/s/ Thomas J. Bellgraph
Thomas J. Bellgraph Vice-President, Finance (Chief financial officer)

A signed original of this written statement has been provided to Hastings Manufacturing Company and will be retained by Hastings Manufacturing Company and furnished to the Securities and Exchange Commission or its staff upon request.